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                                                                 Exhibit 11


                       First Health Group Corp.
           Computation of Diluted Earnings Per Common Share


                                               Year Ended December 31,
                                           1996        1997         1998
                                        ----------   ----------   ----------
 Net Income ...............            $78,995,000  $ 7,075,000  $88,003,000
                                        ==========   ==========   ==========
 Weighted average number of common
    shares outstanding:

 Shares outstanding from beginning of
    period ................             69,270,000   67,394,000   63,890,000
 Purchase of treasury stock             (1,220,000)  (2,692,000)  (3,208,000)
 Other issuances of common stock           836,000      346,000      988,000

 Common share equivalents:

 Assumed exercise of common stock
    options ...............              1,602,000    1,784,000      988,000
                                        ----------   ----------   ----------
 Weighted average common and common
    share equivalents .....             70,488,000   66,832,000   62,658,000
                                        ==========   ==========   ==========

 Net income per share .....            $      1.12  $       .11  $      1.40
                                        ==========   ==========   ==========

                                                                  Exhibit 11


                       First Health Group Corp.
            Computation of Basic Earnings Per Common Share



                                                Year Ended December 31,
                                           1996        1997             1998
                                        ----------   ----------   ----------
 Net Income ..................         $78,995,000  $ 7,075,000  $88,003,000
                                        ==========   ==========   ==========
 Weighted average number of common
    shares outstanding:

 Shares outstanding from beginning of
    period ...................          69,270,000   67,394,000   63,890,000
 Purchase of treasury stock ..          (1,220,000)  (2,692,000)  (3,208,000)
 Other issuances of common stock           836,000      346,000      988,000
                                        ----------   ----------   ----------
 Weighted average common and common
    share equivalents ........          68,886,000   65,048,000   61,670,000
                                        ==========   ==========   ==========
 Net income per share ........         $      1.15  $       .11  $      1.43
                                        ==========   ==========   ==========

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